                                   EXHIBIT 11

                      RITE AID CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                  YEARS ENDED FEBRUARY 28, 1998, MARCH 1, 1997
                               AND MARCH 2, 1996

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

------------------------------------------------------------------------------------------------------------------------------
                                                                    1998               1997                1996
------------------------------------------------------------------------------------------------------------------------------
Numerator for basic earnings per share:
Income before extraordinary loss                            $     316,435        $     160,534         $     158,947
Extraordinary loss                                                     --              (45,157)                   --
------------------------------------------------------------------------------------------------------------------------------
Net income                                                  $     316,435        $     115,377         $     158,947
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Basic weighted average shares                                 250,638,000          184,422,000           167,616,000
------------------------------------------------------------------------------------------------------------------------------

Basic earnings per share:
Income before extraordinary loss                            $        1.26        $         .87         $         .95
Extraordinary loss                                                     --                 (.24)                   --
------------------------------------------------------------------------------------------------------------------------------
Net income                                                  $        1.26        $         .63         $         .95
------------------------------------------------------------------------------------------------------------------------------

Numerator for diluted earnings per share:
Income before extraordinary loss                            $     316,435        $     160,534         $     158,947

Effect of dilutive securities:
6.75% zero coupon convertible subordinated notes (a)                5,281                8,245                 8,356
5.25% convertible subordinated notes (a)                            9,920                   --                    --
------------------------------------------------------------------------------------------------------------------------------
Income before extraordinary loss assuming dilution                331,636              168,779               167,303
Extraordinary loss                                                     --              (45,157)                   --
------------------------------------------------------------------------------------------------------------------------------
Net income assuming dilution                                $     331,636        $     123,622         $     167,303
------------------------------------------------------------------------------------------------------------------------------

Denominator for diluted earnings per share:
Basic weighted average shares                                 250,638,000          184,422,000           167,616,000
Effect of dilutive securities:
Employee stock options                                          5,512,000            2,450,000             1,706,000
6.75% zero coupon convertible subordinated notes                7,034,000           11,886,000            12,790,000
5.25% convertible subordinated notes                            8,450,000                   --                    --
------------------------------------------------------------------------------------------------------------------------------
Dilutive potential common shares                               20,996,000           14,336,000            14,496,000
------------------------------------------------------------------------------------------------------------------------------
Diluted weighted average shares                               271,634,000          198,758,000           182,112,000
------------------------------------------------------------------------------------------------------------------------------

Diluted earnings per share:
Income before extraordinary loss assuming dilution          $        1.22        $         .85         $         .92
Extraordinary loss                                                     --                 (.23)                   --
------------------------------------------------------------------------------------------------------------------------------
Net income assuming dilution                                $        1.22        $         .62         $         .92
------------------------------------------------------------------------------------------------------------------------------

(a) Shown net of income taxes which were calculated at the registrant's tax rate.